Consent of Independent Certified Public Accountants


First Investors Cash Management Fund, Inc.
95 Wall Street
New York, New York  10005

         We consent to the use in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A (File No. 2-62347) of our report dated January 31, 1997 relating to the December 31, 1996 financial statements of First Investors Cash Management Fund, Inc., which are included in said Registration Statement.


                                                       /s/ Tait, Weller & Baker

                                                           TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 16, 1997